Exhibit 107.1
Calculation of Filing Fee Tables

Form S-8
(Form Type)

BlackSky Technology Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Other	5,848,597(2)	$1.80 (3)	$10,527,474.60	$92.70 per $1,000,000	$975.90
Total Offering Amounts					$10,527,474.60		$975.90
Total Fee Offsets							—
Net Fee Due							$975.90
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Class A common stock (“Class A common stock”) that become issuable pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any dividend or other distribution (whether in the form of cash, shares of the Registrant’s Class A common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of the Registrant’s Class A common stock or other securities of the Registrant, or other change in the corporate structure of the Registrant affecting the shares of the Registrant’s Class A common stock.
(2) Represents an automatic annual increase on January 1, 2022 to the number of shares of the Registrant’s Class A common stock reserved for issuance under the 2021 Plan, which annual increase is provided for in the 2021 Plan.
(3) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.80 per share, which is the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on March 25, 2022.